UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 7, 2023

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
            Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.02(b) Departure of Chief Financial Officer.

On December 4, 2023, Mr. Ewout Steenbergen, Executive Vice President and Chief Financial Officer informed S&P Global Inc. (the “Company”) that he will leave the Company to pursue another professional opportunity. Mr. Steenbergen will remain with the Company through March 2024, to ensure continuity and an orderly transition. Mr. Steenburgen’s departure is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Steenburgen’s existing compensation arrangements will continue in effect in accordance with their current terms and conditions during his employment with the Company.

On December 7, 2023, the Company issued a press release announcing the matters described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

(99)    Press Release of the Company dated December 7, 2023.
(104)    Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: December 7, 2023